EXHIBIT 10.1
EXECUTION COPY
$350,000,000
SESI, L.L.C.
1.5% Senior Exchangeable Notes due 2026
unconditionally guaranteed as to the
payment of principal, premium, if any, and interest by
Superior Energy Services, Inc.
1105 Peters Road, L.L.C.
Blowout Tools, Inc.
Concentric Pipe and Tool Rentals, L.L.C.
Connection Technology, L.L.C.
CSI Technologies, LLC
Drilling Logistics, L.L.C.
F. & F. Wireline Service, L.L.C.
Fastorq, L.L.C.
H.B. Rentals, L.C.
International Snubbing Services, L.L.C.
J.R.B. Consultants, Inc.
Non-Magnetic Rental Tools, L.L.C.
ProActive Compliance, L.L.C.
Production Management Industries, L.L.C.
SE Finance LP
SEGEN LLC
SELIM LLC
SEMO, L.L.C.
SEMSE, L.L.C.
SPN Resources, LLC
Stabil Drill Specialties, L.L.C.
Sub-Surface Tools, L.L.C.
Superior Canada Holding, Inc.
Superior Energy Services, L.L.C.
Superior Inspection Services, Inc.
Universal Fishing and Rental Tools, Inc.
Wild Well Control, Inc.
Workstrings, L.L.C.

Purchase Agreement
December 7, 2006
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Ladies and Gentlemen:
     SESI, L.L.C., a Delaware limited liability company (the “Company”), proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the “Initial Purchasers”) for whom you are acting as representatives, $350,000,000 principal amount of its 1.5% Senior Exchangeable Notes due 2026 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated as of December 12, 2006 (the “Indenture”) between the Company, Superior Energy Services, Inc. a Delaware corporation and the parent of the Company (“Superior Energy”), each of the subsidiaries of SESI that are parties to the Indenture (collectively, the “Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $50,000,000 principal amount of its 1.5% Senior Exchangeable Notes due 2026 (the “Additional Securities”, and together with the Firm Securities and the Guarantees (defined below), the “Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase such Additional Securities granted to the Initial Purchasers in Section 1 hereof. The Securities will be fully and unconditionally guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest, if any, on an unsecured senior basis, jointly and severally, by Superior Energy and the Guarantors. The Securities will be in certain circumstances exchangeable for shares (the “Underlying Securities”) of common stock of Superior Energy, par value $0.001 per share (the “Common Stock”). In connection with the offering of the Securities, (i) the Company is entering into Common Stock call option transactions with Bear, Stearns International Limited and Lehman Brothers OTC Derivatives Inc. pursuant to the confirmation letters dated December 7, 2006 (the “Hedge Transaction”) and (ii) Superior Energy is entering into warrant transactions with Bear, Stearns International Limited and Lehman Brothers OTC Derivatives Inc. pursuant to the confirmation letters dated December 7, 2006 (the “Warrant Transaction” and together with the Hedge Transaction, the “Hedge and Warrant Transaction Documentation”).
     The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated there under, the “Securities Act”), only to “qualified institutional buyers” (as defined in the Securities Act) in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

     Each Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined below) among the Company, Superior Energy, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).
     In connection with the sale of the Securities, the Company and Superior Energy have prepared a preliminary offering memorandum (including the documents incorporated by reference therein, the “Preliminary Memorandum”) and will prepare a final offering memorandum (including the documents incorporated by reference therein, the “Final Memorandum” and, together with the Preliminary Memorandum, the “Offering Memorandum”) for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities. The time when sales of Securities are first made or confirmed by the Initial Purchasers to qualified institutional buyers is referred to as the “Time of Sale,” and the Preliminary Memorandum, together with the other information referenced on Schedule II hereto, is referred to as the “Time of Sale Information.”
     The Company, Superior Energy, and each of the Guarantors, jointly and severally hereby agree with the Initial Purchasers as follows:
     1. Agreements to Sell and Purchase. The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase severally and not jointly, from the Company the Firm Securities at a purchase price of 97.5% of the principal amount thereof (the “Purchase Price”), in the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto plus accrued interest, if any, from December 12, 2006, to the date of payment and delivery.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase in whole, or from time to time in part, up to $50,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. If you on behalf of the Initial Purchasers exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased; provided, however, that the Initial Purchasers may not exercise their option to purchase Additional Securities in whole or in part such that the delivery of any Additional Securities occurs more than 12 calendar days after the delivery of the Firm Securities, unless: (i) neither the Firm Securities nor the Additional Securities are treated as having been issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes (as defined in Section 1273 of the Code and the Treasury regulations promulgated thereunder), or (ii) the Firm Securities are publicly traded (within the meaning of Treasury Regulation Section 1.1273-2(f)) and either (a) the Additional

Securities are treated as having been issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes (determined without the application of Treasury Regulation Section 1.1275-2(k)) or (b) on the Pricing Date (as defined below), the yield of the Firm Securities (based on their then fair market value) is not more than 110% of the yield of such Firm Securities on their issue date as defined in Treasury Regulation Section 1.1273-2(a)(2) (or 110% of the coupon rate, if the Firm Securities are treated as having been issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes). The “Pricing Date” shall mean the earlier of (i) the date on which the price of the Additional Securities is established and (ii) the later of (A) seven calendar days before the date on which the price of the Additional Securities is established and (B) the date on which the Company’s intention to issue the Additional Securities is publicly announced through one or more media. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice.
     The Company, Superior Energy and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company, Superior Energy and the Guarantors with respect to the offering of Securities and the Underlying Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, Superior Energy and the Guarantors or any other person. Additionally, no Initial Purchaser is advising the Company, Superior Energy or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, Superior Energy and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company, Superior Energy or the Guarantors with respect thereto. Any review by the Initial Purchasers of the Company, Superior Energy, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company, Superior Energy or the Guarantors. Each of the Company, Superior Energy and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     2. Terms of the Offering. The Company, Superior Energy and the Guarantors understand that the Initial Purchasers intend (i) to offer privately pursuant to Rule 144A under the Securities Act their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Final Memorandum.
     The Company, Superior Energy and the Guarantors confirm that they have authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby severally makes to the Company, Superior Energy and the Guarantors the following representations and agreements:

       (i) it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act;
       (ii) offers and sales of the Securities will be made only by it or its affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made; and
       (iii) (A) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act (“Regulation D”)) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (B) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities only to persons who it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act that in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum.
With respect to offers and sales of the Securities to “qualified institutional buyers” within the meaning of Rule 144A, as described in clause (iii)(B) above, each Initial Purchaser hereby represents and agrees with the Company, Superior Energy and the Guarantors that prior to or contemporaneously with the purchase of the Securities, the Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take responsible steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, that the Securities (A) are being sold to them in reliance on Rule 144A under the Securities Act, (B) have not been and, except as described in the Offering Memorandum, will not be registered under the Securities Act, and (C) may not be offered, sold or otherwise transferred except as described in the Offering Memorandum.
     3. Payment for Securities. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the several Initial Purchasers at 10:00 a.m., New York City time, on December 12, 2006 or at such other time on the same or such other date, not later than December 12, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the notice described in Section 1 or at such other time on the same or on such other date, not later than December 12, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”
     The Firm Securities and Additional Securities, as the case may be, to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Firm

Securities or the Additional Securities on the Closing Date or the Option Closing Date, as the case may be, to Bear, Stearns & Co. Inc., for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer to the account of the Company of same day funds, by causing DTC to credit the Firm Securities or the Additional Securities, as the case may be, to the account of Bear, Stearns & Co. Inc. at DTC.
     4. Representations and Warranties. The Company, Superior Energy and each of the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:
     (a) the Preliminary Memorandum did not, as of its date, the Time of Sale Information, did not, as of the Time of Sale and, will not, as of the Closing Date, and the Final Memorandum did not, as of its date, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company or Superior Energy in writing by such Initial Purchaser through you expressly for use therein;
     (b) the documents incorporated by reference in the Time of Sale Information and the Final Memorandum, when they were filed with the Securities and Exchange Commission (the “Commission”), conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations of the Commission thereunder (collectively the “Exchange Act”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) the financial statements, and the related notes thereto, of Superior Energy and its consolidated subsidiaries and of Warrior Energy Services, Inc. (“Warrior”) and included or incorporated by reference in the Time of Sale Information and the Final Memorandum present fairly, in all material respects, the consolidated financial position of Superior Energy and its consolidated subsidiaries and Warrior as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with United States generally accepted accounting principles and practices applied on a consistent basis, except as described in the notes to such financial statements; and the other financial and statistical information and any other financial data set forth in the Time of Sale Information and the Final Memorandum present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of Superior Energy and its consolidated subsidiaries and Warrior, have been prepared on a basis consistent with such financial statements and the books and records of Superior Energy and its consolidated subsidiaries and Warrior;
     (d) none of Superior Energy or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Time of Sale Information any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information; and, since the respective dates as of which information is given in the Time of Sale Information, there has not been any material change in the capital stock, material increase in long-term debt or any material decreases in consolidated net current assets or stockholders’ equity of Superior Energy and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of Superior Energy and its subsidiaries taken as a whole (a “Material Adverse Effect”);
     (e) Superior Energy and each of its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of its jurisdiction of organization with all the requisite power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Final Memorandum, and has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not have a material adverse effect on the ability of Superior Energy and its subsidiaries taken as a whole to own or lease their properties or conduct their businesses as described in the Time of Sale Information and the Final Memorandum;
     (f) this Agreement has been duly authorized, executed and delivered by the Company, Superior Energy and the Guarantors;
     (g) Superior Energy had, at the date indicated in the Time of Sale Information and the Final Memorandum, a duly authorized, issued and outstanding capitalization as set forth in the Time of Sale Information and the Final Memorandum; all of the issued shares of capital stock of Superior Energy have been duly and validly authorized and issued and are fully paid and non-assessable; such authorized capital stock of Superior Energy conforms as to legal matters in all material respects to the description thereof contained in the Time of Sale Information and the Final Memorandum; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Time of Sale Information and the Final Memorandum and except for options, restricted stock and restricted stock units granted or issued under, or contracts or commitments pursuant to, Superior Energy’s previous or currently existing stock incentive and other similar officer, director or employee benefit plans;
     (h) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;
     (i) prior to the date hereof, neither Superior Energy nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of Superior Energy in connection with the offering of the Securities;
     (j) the Securities have been duly authorized by the Company and the Guarantors, and, when issued and delivered as provided in this Agreement and duly authenticated pursuant to the Indenture will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors entitled to the benefits provided by the Indenture; and the Securities will conform, in all material respects, to the descriptions thereof in the Time of Sale Information and the Final Memorandum;
     (k) the Indenture has been duly authorized and, when executed and delivered by the Company, Superior Energy and the Guarantors, and (assuming the authorization, execution and delivery by the Trustee), shall constitute a valid and legally binding instrument of the Company, Superior Energy and the Guarantors, enforceable against the Company, Superior Energy and the Guarantors in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms, in all material respects, to the description thereof in the Time of Sale Information and the Final Memorandum;
     (l) upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities (except the Guarantees) will be exchangeable at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Securities (except the Guarantees); the Underlying Securities reserved for issuance upon exchange of the Securities (except the Guarantees) have been duly authorized and reserved and, when issued upon exchange of the Securities (except the Guarantees) in accordance with the terms of the Securities (except the Guarantees), will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights;

     (m) the Registration Rights Agreement has been duly authorized by the Company, Superior Energy and the Guarantors and, when duly executed and delivered by the Company, Superior Energy and the Guarantors, shall constitute the valid and legally binding obligation of the Company, Superior Energy and the Guarantors, enforceable against the Company, Superior Energy and the Guarantors in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto; and the Registration Rights Agreement will conform, in all material respects, to the description thereof in the Time of Sale Information and the Final Memorandum;
     (n) the Hedge and Warrant Transaction Documentation has been duly authorized, executed and delivered by the Company and Superior Energy and constitute valid and legally binding instruments of the Company and Superior Energy, as applicable, enforceable against them in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Hedge and Warrant Transaction Documentation conforms, in all material respects, to the description thereof in the Time of Sale Information and the Final Memorandum;
     (o) none of Superior Energy or any of its subsidiaries is in violation of its certificate or articles of incorporation or organization or certificate of formation, or its bylaws, limited liability company agreement or partnership agreement (or other organizational documents), or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than such defaults that individually or in the aggregate would not have a Material Adverse Effect
     (p) the statements set forth in the Time of Sale Information and the Final Memorandum under the captions “Description of Notes,” “Description of Our Capital Stock”, “Registration Rights,” and “Certain United States Federal Income Tax Considerations,” insofar as they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents or proceedings;
     (q) other than as set forth in the Time of Sale Information and the Final Memorandum, there are no legal or governmental proceedings pending to which Superior Energy or any of its subsidiaries is a party or of which any property of Superior Energy or any of its subsidiaries is the subject which, if determined adversely to Superior Energy or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of Superior Energy’s knowledge, no such proceedings have been threatened by governmental authorities or others;

     (r) none of the Company, Superior Energy, the Guarantors, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company, Superior Energy or any Guarantor has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Time of Sale Information and the Final Memorandum;
     (s) none of the Company, Superior Energy, the Guarantors, any affiliate of the Company, Superior Energy or any Guarantor or any person acting on its or their behalf (other than the Initial Purchasers for whom the Company, Superior Energy and the Guarantors make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;
     (t) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;
     (u) the issue and sale of the Securities, the issuance by Superior Energy of the Underlying Securities upon exchange of the Securities and the compliance by the Company, Superior Energy and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Hedge and Warrant Transaction Documentation and this Agreement and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Superior Energy or any of its subsidiaries is a party or by which Superior Energy or any of its subsidiaries is bound or to which any of the property or assets of Superior Energy or any of its subsidiaries is subject, except such conflict, breach or violation as would not have a Material Adverse Effect, (B) will not result in any violation of the provisions of the certificate of incorporation or articles, bylaws, articles of organization, limited liability company agreement, partnership agreement or other organizational documents of the Company, Superior Energy or any Guarantor, and (C) will not result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Superior Energy or any of its subsidiaries or any of their properties, except such violations as would not have a Material Adverse Effect; and except as disclosed in the Time of Sale Information and the Final Memorandum, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or Underlying Securities or the consummation by the Company, Superior Energy or any Guarantor of the transactions contemplated by this Agreement or the Indenture, except for the filing and effectiveness of a registration statement by the Company, Superior Energy and the Guarantors with the Commission pursuant to the Securities Act and the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”) in relation to the Securities and Underlying Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Final Memorandum and except for such consents the failure to obtain would not have a Material Adverse Effect;
     (v) each of the Company and Superior Energy is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Final Memorandum, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (w) KPMG LLP (“KPMG”), who have certified the audited consolidated financial statements of Superior Energy and its subsidiaries, are independent public accountants as required under the Securities Act and the rules and regulations of the Commission thereunder;
     (x) when the Securities are issued and delivered pursuant to this Agreement, no Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system;
     (y) Superior Energy is subject to Section 13 or 15(d) of the Exchange Act;
     (z) Superior Energy and its subsidiaries own or possess adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Time of Sale Information and the Final Memorandum, and neither Superior Energy nor any of its subsidiaries has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would individually or in the aggregate have a Material Adverse Effect;
     (aa) Superior Energy and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, including without limitation under any applicable Environmental Laws (as defined below), currently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as now and proposed to be conducted as set forth in the Time of Sale Information and the Final Memorandum (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect; Superior Energy and its subsidiaries have fulfilled and performed all of their obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligations or the occurrence of such event would not have a Material Adverse Effect;

and neither Superior Energy nor any of its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Information and the Final Memorandum and except where such revocation or modification would not individually or in the aggregate have a Material Adverse Effect;
     (bb) Superior Energy and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have timely requested extensions thereof and have paid all taxes shown as due thereon or made adequate reserve or provision therefor; and other than tax deficiencies which Superior Energy or any subsidiary is contesting in good faith and for which Superior Energy or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against Superior Energy or any subsidiary that would individually or in the aggregate have a Material Adverse Effect;
     (cc) except as described in the Time of Sale Information and the Final Memorandum or as would not individually or in the aggregate have a Material Adverse Effect (A) Superior Energy and its subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) Superior Energy and its subsidiaries have made all filings and provided all notices required under any applicable Environmental Laws, and have, and are in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best of Superior Energy’s knowledge, threatened against Superior Energy or its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Superior Energy or any of its subsidiaries, (E) neither Superior Energy nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, and (F) no property or facility of Superior Energy or any of its subsidiaries is (i) listed or, to the best of Superior Energy’s knowledge, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority;
     For purposes of this Agreement, “Environmental Laws” means the common law, all federal treaties and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, sea water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom;

     (dd) there is no strike, labor dispute, slowdown or work stoppage with the employees of Superior Energy or any of its subsidiaries which is pending or, to the best of Superior Energy’s knowledge, threatened; neither Superior Energy nor any of its subsidiaries is a party to or has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization; except as described in the Time of Sale Information and the Final Memorandum, to the best of Superior Energy’s knowledge, no collective bargaining organizing activities are taking place with respect to Superior Energy or any of its subsidiaries;
     (ee) Superior Energy and its subsidiaries carry insurance in such amounts and covering such risks as in their determination is adequate for the conduct of their business or the value of their properties;
     (ff) neither Superior Energy nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing, 401(k) plan or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which Superior Energy or any of its subsidiaries makes or ever has made a contribution and in which any employee of Superior Energy or any of its subsidiaries is or has ever been a participant, except for such liabilities which would not individually or in the aggregate have a Material Adverse Effect; and with respect to such plans, the Company and each of its subsidiaries are in compliance in all material respects with all applicable provisions of ERISA;
     (gg) Superior Energy and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Final Memorandum. Superior Energy and each of its subsidiaries have (i) good title to all real property and good title to all personal property owned by them, in each case free and clear of any and all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by Superior Energy and each of its subsidiaries, and (ii) peaceful and undisturbed possession of any real property and buildings held under lease or sublease by Superior Energy and each of its subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, (including, to Superior Energy’s knowledge, defaults by the landlord) with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by Superior Energy and each of its subsidiaries except (in the case of clause (i) above) where the failure to have such title or possession could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (hh) Superior Energy maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Superior Energy’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles; Superior Energy’s internal control over financial reporting is effective, and Superior Energy is not aware of any material weaknesses in its internal control over financial reporting;
     (ii) since the date of the latest audited financial statements included in the Time of Sale Information, there has been no change in Superior Energy’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Superior Energy’s internal control over financial reporting;
     (jj) Superior Energy maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Superior Energy and its subsidiaries is made known to Superior Energy’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (kk) the information provided by Superior Energy to DeGolyer and MacNaughton (“D&M”) in connection with D&M’s creation of the “Appraisal Report as of December 31, 2005 on Certain Properties owned by SPN Resources, LLC” (the “Report”) was prepared in good faith by or on behalf of Superior Energy and was complete and correct in all material respects on the date that such information was supplied; and nothing has come to the attention of the Company or Superior Energy that causes either to believe that the factual information provided by Superior Energy to D&M in connection with the Report was, as of the date of the Report, inaccurate in any material respect;
     (ll) the statistical, industry-related and market-related data included in the Final Memorandum are based on or derived from sources which the Company and Superior Energy reasonably and in good faith believe are reliable and accurate;
     (mm) the pro forma financial information included or incorporated by reference in the Time of Sale Information and the Final Memorandum has been prepared on a basis consistent with the financial statements from which it has been derived, includes all material adjustments to the financial information required by Rule 11-02 of Regulation S-X under the Exchange Act to reflect the transactions described in the Time of Sale Information and the Final Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in Time of Sale Information and the Final Memorandum;

     (nn) Superior Energy has made available to the Initial Purchasers the Agreement and Plan of Merger, dated as of September 22, 2006, by and among Superior Energy, SPN Acquisition Sub, Inc. (“SPN Sub”) and Warrior (the “Warrior Purchase Agreement”). The Warrior Purchase Agreement is in full force and effect as of the date hereof in the form heretofore provided to the Initial Purchasers. With respect to the acquisition contemplated by the Warrior Purchase Agreement (the “Acquisition”), Superior Energy represents that:
     (i) Superior Energy is not currently aware of any events, circumstances or facts that would cause the representations or warranties of Warrior in the Warrior Purchase Agreement to be inaccurate other than inaccuracies which would not result in a Material Adverse Effect; and
     (ii) Other than consents and approvals referenced in the Warrior Purchase Agreement, Superior Energy is not currently aware of any events, circumstances or facts that would prevent Superior Energy from consummating the Acquisition.
     5. Covenants of the Company, Superior Energy and the Guarantors. The Company, Superior Energy and the Guarantors covenant and agree with each of the several Initial Purchasers as follows:
     (a) the Company, Superior Energy and the Guarantors will deliver to the Initial Purchasers as many copies of the Final Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;
     (b) before distributing any amendment or supplement to the Time of Sale Information or the Final Memorandum, the Company, Superior Energy and the Guarantors will furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably disapprove after reasonable notice thereof;
     (c) if, at any time prior to the completion of the initial placement of the Securities by the Initial Purchasers, any event shall occur as a result of which it is necessary in the opinion of the Initial Purchasers to amend or supplement the Time of Sale Information or the Final Memorandum in order that the Time of Sale Information or the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Time of Sale Information or the Final Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Time of Sale Information or the Final Memorandum to comply with law, the Company, Superior Energy and the Guarantors will forthwith prepare and furnish, at the expense of the Company, Superior Energy and the Guarantors, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Time of Sale Information or the Final Memorandum as may be necessary to correct such untrue statement or omission or so that the statements in the Time of Sale Information or the Final Memorandum as so amended or supplemented will comply with applicable law;

     (d) the Company, Superior Energy and the Guarantors will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Initial Purchasers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may designate; provided that neither the Company, Superior Energy nor any Guarantor shall be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation, limited liability company or partnership in any jurisdiction in which it is not so qualified;
     (e) without the prior written consent of Bear, Stearns & Co. Inc. Superior Energy will not, during the period ending 60 days after the date of the Final Memorandum (the “Lock-up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of Common Stock or securities convertible into, or exchangeable for, any shares of Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the foregoing shall not apply to (A) the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (B) the issuance of shares of Common Stock in connection with the Acquisition, (C) the grant by Superior Energy of employee or director stock options, restricted stock awards or restricted stock unit awards in the ordinary course of business, the issuance by Superior Energy of any shares of Common Stock upon the exercise of an option or upon the sale by Superior Energy of shares of Common Stock pursuant to Superior Energy’s or its subsidiaries’ employee stock purchase plan, (D) any transfer of shares of Common Stock pursuant to any Superior Energy’s or its subsidiaries’ 401(k) plan, (E) the filing by Superior Energy of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of Superior Energy’s existing incentive plan or employee stock purchase plan, (F) the conversion or exchange of a security outstanding on the date hereof, (G) the Hedge and Warrant Transaction Documentation executed by the Company and Superior Energy concurrently with the pricing of the Securities and (H) filing of any registration statement in respect of the Securities and the Underlying Securities.

     (f) the Company will use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Information and the Final Memorandum under the caption “Use of Proceeds”;
     (g) the Company, Superior Energy and the Guarantors will use their reasonable best efforts to have the Underlying Securities listed on the New York Stock Exchange;
     (h) during the period from the Closing Date until two years after the Closing Date, or the Option Closing Date, if applicable, without the prior written consent of the Initial Purchasers, the Company, Superior Energy and the Guarantors will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;
     (i) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company, Superior Energy and the Guarantors will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Memorandum, Time of Sale Information and the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the admission for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Securities for trading in the Private Offerings, Resales and Trading through Automatic Linkages (“PORTAL”) system of the National Association of Securities Dealers, Inc. or any appropriate market system), (v) related to any filing with the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Preliminary Memorandum and the Final Memorandum, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) in connection with the listing of the Underlying Securities on the New York Stock Exchange, and (ix) any expenses incurred by the Company in connection with a “road show” presentation to potential investors (it being understood that, except as expressly set forth in this Section 5(i) and elsewhere in this Agreement (including, but not limited to, Sections 7 and 10 hereof), the Company shall have no obligation to pay any costs and expenses of the Initial Purchasers, including legal fees incurred by the Initial Purchasers);

     (j) the Company, Superior Energy and each Guarantor shall not be or become, at any time prior to the expiration of two years after the Closing Date, an open- end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;
     (k) while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Superior Energy will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);
     (l) none of the Company, Superior Energy or any Guarantor will take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;
     (m) none of the Company, Superior Energy any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company, Superior Energy or such affiliate will solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;
     (n) none of the Company, Superior Energy or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company, Superior Energy or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities or the Underlying Securities in a manner which would require the registration under the Securities Act of the Securities or Underlying Securities, and the Company and Superior Energy will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;
     (o) the Company, Superior Energy and the Guarantors will execute and deliver the Registration Rights Agreement in the form previously agreed upon and will comply with all provisions and obligations of the Registration Rights Agreement as required herein;
     (p) prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act, and to enter into any necessary supplemental indentures in connection therewith;

     (q) the Company and Superior Energy will each use its reasonable best efforts to cause the Securities to be eligible for trading on PORTAL;
     (r) Superior Energy will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling Superior Energy to satisfy all obligations to issue the Underlying Securities upon any exchange of the Securities;
     (s) except for such documents that are publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), Superior Energy shall furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of Superior Energy and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Final Memorandum), to make available to its security holders consolidated summary financial information of Superior Energy and its subsidiaries for such quarter in reasonable detail;
     (t) during a period of five years from the date of the Final Memorandum, except for such documents that are publicly available on EDGAR, Superior Energy shall furnish to you copies of all reports or other written communications (financial or other) furnished to stockholders of Superior Energy, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities, or any class of securities of the Company or Superior Energy is listed; and (ii) such additional information concerning the business and financial condition of the Company and Superior Energy as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of Superior Energy and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);
     (u) the Company, Superior Energy and the Guarantors shall comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer; and
     (v) the Company, Superior Energy and the Guarantors shall advise the Initial Purchasers promptly, and, if requested by the Initial Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, and if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, the Company, Superior Energy and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     6. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder to purchase the Firm Securities on the Closing Date are subject to the performance by the Company, Superior Energy and the Guarantors of their obligations hereunder and to the following additional conditions:
     (a) the representations and warranties of the Company, Superior Energy and the Guarantors contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company, Superior Energy and the Guarantors shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date (for the avoidance of doubt, the description of the proportional increase of the exchangeable note hedge and warrant transactions upon the exercise of the overallotment option by the initial purchasers outlined in the Preliminary Offering Memorandum shall not have changed in the Time of Sale Information or the Final Memorandum);
     (b) on or after the date hereof no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;
     (c) (i) none of the Company, Superior Energy, the Guarantors, nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Time of Sale Information any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information (excluding any amendment or supplement thereto after the date hereof), there shall not have been (A) any change in the capital stock or long-term debt of the Company, Superior Energy, the Guarantors or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Superior Energy, the Guarantors and their respective subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information, or (B) the suspension or material limitation of trading in the capital stock of Superior Energy on the New York Stock Exchange, the effect of which , in any case described in clause (i) or (ii), in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Final Memorandum;
     (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of Superior Energy, with specific knowledge about Superior Energy’s, the Company’s and the Guarantors’ financial matters, satisfactory to the Initial Purchasers to the effect set forth in Sections 6(a), 6(b) and 6(c) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of Superior Energy and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Final Memorandum;
     (e) Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., outside counsel for the Company, Superior Energy and the Guarantors, shall have furnished to the Initial Purchasers its written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:
     (i) each of the Company, Superior Energy and the Guarantors has been duly incorporated as a corporation or formed as a limited liability company or partnership and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, with corporate, limited liability company or partnership power and authority to own its properties and conduct its business as described in the Time of Sale Information;
     (ii) Superior Energy has an authorized capitalization as set forth in the Time of Sale Information, and all of the issued shares of capital stock of Superior Energy have been duly authorized and validly issued and are fully paid and non-assessable;
     (iii) each of the Company, Superior Energy and the Guarantors has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect on Superior Energy;
     (iv) all of the issued and outstanding capital stock, membership interests or other equity interests of the Company and the Guarantors have been duly authorized and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by Superior Energy, free and clear of all liens, encumbrances and defects, except to the extent as will not have a Material Adverse Effect on Superior Energy;
     (v) to such counsel’s knowledge and other than as set forth in the Time of Sale Information, there are no legal or governmental proceedings pending to which the Company, Superior Energy, the Guarantors, or any of their respective subsidiaries is a party or of which any property of the Company or Superior Energy or any of its subsidiaries is the subject which, if determined adversely to the Company or Superior Energy or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on Superior Energy;’

     (vi) this Agreement has been duly authorized, executed and delivered by each of the Company, Superior Energy and the Guarantors;
     (vii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, Superior Energy and the Guarantors and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes a valid and legally binding obligation of the Company, Superior Energy and the Guarantors, enforceable against the Company, Superior Energy and the Guarantors, in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and reasonableness, standards of materiality and, as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto;
     (viii) the Securities have been duly authorized, executed, issued and delivered by each of the Company, Superior Energy and the Guarantors and constitute valid and legally binding obligations of the Company, Superior Energy and the Guarantors entitled to the benefits provided by the Indenture, enforceable against the Company, Superior Energy and the Guarantors in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and reasonableness and standards of materiality;
     (ix) the Underlying Securities reserved for issuance upon exchange of the Securities have been duly authorized and reserved and, when issued upon exchange of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under Superior Energy’s Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law; and the Underlying Securities conform in all material respects to the descriptions thereof in the Time of Sale Information and the Final Memorandum;
     (x) the Indenture has been duly authorized, executed and delivered by the Company, Superior Energy and the Guarantors, and constitutes a valid and legally binding instrument of the Company, Superior Energy and the Guarantors, enforceable against the Company, Superior Energy and the Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and reasonableness, standards of materiality and, as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto;
     (xi) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issuance by Superior Energy of the Underlying Securities upon exchange of the Securities or the consummation by the Company, Superior Energy and the Guarantors of the transactions contemplated by this Agreement, the Indenture, the Hedge and Warrant Transaction Documentation or the Registration Rights Agreement, except (A) if applicable, the shelf registration statement required to become effective with the Commission be filed under the Registration Rights Agreement and (B) such as have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and except where failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect;
     (xii) no registration of the Securities or the Underlying Securities under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Time of Sale Information;
     (xiii) none of the Company, Superior Energy, the Guarantors or any of their respective subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information, will be required to register as an “investment company” as defined in the Investment Company Act;
     (xiv) when the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company, Superior Energy or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;
     (xv) the statements set forth in the Time of Sale Information and the Final Memorandum under the captions “Description of Our Other Indebtedness”, “Description of Our Capital Stock” and “Certain United States Federal Income Tax Considerations,” insofar as they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents or proceedings;

     (xvi) the issue and sale of the Securities, the issuance by Superior Energy of the Underlying Securities upon exchange of the Securities and the compliance by the Company, Superior Energy and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement with respect to the Securities and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is attached or incorporated by reference as an exhibit to Superior Energy’s annual report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”), any subsequent quarterly report on Form 10-Q, or any Item 1.01 of any Form 8-K filed subsequent to the Annual Report, (b) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of Superior Energy or the organizational documents of the Company or of any Guarantor, or (c) result in a violation of, to the knowledge of such counsel, any order of any court or governmental agency or body having jurisdiction over the Company, Superior Energy, the Guarantors or any of their respective subsidiaries or any of their respective properties (except that such counsel need express no opinion with respect to compliance with the anti-fraud or similar provisions of any law, rule or regulation), except in the case of clauses (a) and (c) for such breaches or violations that could not reasonably be expected to have a Material Adverse Effect or that could violate public policy relating thereto; and
     (xvii) each document incorporated by reference in the Time of Sale Information and the Final Memorandum (other than the financial statements, including the notes thereto, and financial statement schedules and other financial and accounting information included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act.
     In addition, such counsel’s opinion shall include a statement (but not an opinion) as to the following: no facts have come to such counsel’s attention that have led such counsel to believe that (except for (i) the financial statements and related schedules and the financial data derived therefrom, including the notes and schedules thereto and the auditor’s report thereon or any other financial or accounting data and (ii) any estimated proved oil and natural gas reserves, productive well summaries, acreage or drilling activity included in, or excluded from, the Time of Sale Information or the Final Memorandum as to which such counsel need express no belief) (x) the Time of Sale Information, as of the Time of Sale or as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) the Final Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information and Final Memorandum (except for the applicable descriptions referenced in paragraph (xv)), and such counsel does not express any belief with respect to (a) the financial statements or other financial or accounting data and (b) the estimated proved oil and natural gas reserves, productive well summaries, acreage or drilling activity contained in the Time of Sale Information and Final Memorandum.
     (f) Latham and Watkins LLP, outside counsel for the Company, Superior Energy and the Guarantors, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that the statements set forth in the Time of Sale Information and the Final Memorandum under the captions “Description of Notes” and “Registration Rights Agreement,” insofar as they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents or proceedings.
     (g) on the date hereof and also on the Closing Date, KPMG and Grant Thornton LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;
     (h) Vinson & Elkins L.L.P., counsel to the Initial Purchasers, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers;
     (i) the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of Superior Energy identified on Exhibit A-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities of Superior Energy, shall have been delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date;
     (j) the Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;
     (k) the Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company, Superior Energy and each of the Guarantors;
     (l) on or prior to the Closing Date the Company and Superior Energy shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers or their counsel shall reasonably request;
     (m) D&M shall have delivered to the Initial Purchasers a letter addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, certifying the accuracy of the estimates of the oil and gas reserves of Superior Energy or any of its subsidiaries set forth in the Report and contained or incorporated by reference in the Offering Memorandum; and

     (n) on or after the date hereof there shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of or guaranteed by Superior Energy shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York, Louisiana or Texas State authorities, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Closing Date on the terms and in the manner contemplated in the Time of Sale Information or to enforce contracts for the sale of the Securities.
     The obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request, including the due authorization, execution, authentication and issuance of the Additional Securities and other matters related to the execution, authentication and issuance of the Additional Securities.
     7. Indemnification and Contribution.
     (a) The Company, Superior Energy and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchasers or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
     (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information, or the Final Memorandum (in each case, including the documents incorporated by reference therein), or any amendment or supplement thereto or in any other materials or information provided to investors by, or with the written approval of, the Company or Superior Energy in connection with the Offering, including any road show or investor presentations made to investors by the Company or Superior Energy (whether in person or electronically) (“Marketing Materials”); or
     (ii) the omission or alleged omission to state, in the Time of Sale Information or the Final Memorandum (in each case, including the documents incorporated by reference therein) or any amendment or supplement thereto, or in any Marketing Materials, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such affiliate and controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers, affiliates or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company, Superior Energy and the Guarantors will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information or the Final Memorandum or any amendment or supplement thereto, or in any Marketing Materials, in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Company or Superior Energy by or on behalf of such Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company, Superior Energy and the Guarantors may otherwise have to the indemnified parties. The Company, Superior Energy and the Guarantors shall not be liable under this Section 7 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.
     (b) Each Initial Purchaser agrees to indemnify and hold harmless each of the Company, Superior Energy, each of the Guarantors and their respective directors, officers and each person, if any, who controls Superior Energy within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, Superior Energy, any Guarantor or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information or the Final Memorandum or any amendment or supplement thereto, or in any Marketing Materials, or (ii) the omission or the alleged omission to state, in the Time of Sale Information or the Final Memorandum or any amendment or supplement thereto, or in any Marketing Materials, a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company, Superior Energy or their agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, Superior Energy, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that each Initial Purchaser may otherwise have to the indemnified parties.
     (c) As promptly as reasonably practicable after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such approval not to be unreasonably withheld or delayed, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 7 or the Company or Superior Energy in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

     (d) No indemnifying party shall be liable under this Section 7 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.
     (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and Superior Energy, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and Superior Energy bears to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Superior Energy, on the one hand, or the Initial Purchasers, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

     (f) The Company, Superior Energy, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 7, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, Superior Energy and the Guarantors, each officer of the Company, Superior Energy and the Guarantors and each person, if any, who controls the Company, Superior Energy or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company, Superior Energy and the Guarantors.
     8. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I (in the column titled “Total”) bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers (in the column titled “Total”), or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 8 by an amount in excess of one tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers, the Company and Superior Energy for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Initial Purchaser or the Company, Superior Energy and any Guarantor. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     9. Reimbursement. If the transactions contemplated by this Agreement shall fail to close because of a condition not being met because of any failure or refusal on the part of the Company, Superior Energy or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company, Superior Energy or any Guarantor shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers’ obligations (other than those conditions set forth in Sections 6(o)(i) or (iii) through (v)) cannot be fulfilled, the Company and Superior Energy, jointly and severally, agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the reasonable fees and expenses of their counsel) incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
     10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, Superior Energy, the Guarantors, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from an Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.
     11. Notices. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o Bear, Stearns & Co. Inc. 383 Madison, New York, New York 10179. Notices to the Company or Superior Energy shall be given to them at Superior Energy Services, Inc., Attention Robert S. Taylor, 1105 Peters Road, Harvey, Louisiana, 77058 (Fax (504) 365-9624).
     12. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company, Superior Energy and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers and (ii) acceptance of the Securities, and payment for them hereunder.

     13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     14. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return seven counterparts hereof.

Very truly yours,

SESI, L.L.C.

By:	SUPERIOR ENERGY SERVICES, INC.,
Its Sole Member

By:	/s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President and Chief Financial Office

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President and Chief Financial Office

1105 PETERS ROAD, L.L.C.
BLOWOUT TOOLS, INC.
CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.
CONNECTION TECHNOLOGY, L.L.C.
CSI TECHNOLOGIES, LLC
DRILLING LOGISTICS, L.L.C.
F. & F. WIRELINE SERVICE, L.L.C.
FASTORQ, L.L.C.
H.B. RENTALS, L.C.
INTERNATIONAL SNUBBING SERVICES, L.L.C.
J.R.B. CONSULTANTS, INC.
NON-MAGNETIC RENTAL TOOLS, L.L.C.
PROACTIVE COMPLIANCE, L.L.C.
PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.
SEGEN LLC
SELIM LLC
SEMO, L.L.C.
SEMSE, L.L.C.
SPN RESOURCES, LLC
STABIL DRILL SPECIALTIES, L.L.C.
SUB-SURFACE TOOLS, L.L.C.
SUPERIOR CANADA HOLDING, INC.
SUPERIOR ENERGY SERVICES, L.L.C.
SUPERIOR INSPECTION SERVICES, INC.
UNIVERSAL FISHING AND RENTAL TOOLS, INC.
WILD WELL CONTROL, INC.
WORKSTRINGS, L.L.C.

By:	/s/ Robert S. Talyor
Name: Robert S. Taylor
Title: Authorized Representative

SE FINANCE LP

By:	SEGEN, LLC, Its General Partner

By:	/s/ Robert S. Taylor

Name: Robert S. Taylor
Title: Authorized Representative

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.
BEAR, STEARNS & CO. INC.,
LEHMAN BROTHERS INC., and
J.P. MORGAN SECURITIES INC.

By:	BEAR, STEARNS & CO. INC.

Acting on behalf of themselves
and as Representative
of the Initial Purchasers

By:	/s/ Michael A. Lloyd

	Name:	Michael A. Lloyd
	Title:	Senior Managing Director